Exhibit 10.19
Signet Jewelers Limited
Amended and Restated 2018 Omnibus Incentive Plan
Performance Based
Restricted Stock Unit Award Notice

Grantee:    [NAME]

Grant Date:    [DATE]

Maximum
Achievable Units:         [PERCENTAGE]

Target Units:     Tranche 1: [NUMBER]
    Tranche 2: [NUMBER]

Performance Measurement    The Performance Based Restricted Stock Units shall vest
Period:    pursuant to Section 2 of the Agreement. The Performance Measurement Period for this award is Fiscal Years [______]

Vesting Date:    [DATE]

Performance Cycle:    The beginning of the Performance Measurement Period through the Vesting Date.

    By executing this Performance Based Restricted Stock Unit Award Notice (the “Notice”), either by signing below or by electronic signature, the Grantee agrees and acknowledges that the Performance Based Restricted Stock Units described herein are granted under and governed by the terms and conditions of the Performance Based Restricted Stock Unit Award Agreement, dated as of [DATE] (the “Agreement”) and the Amended and Restated Signet Jewelers Limited 2018 Omnibus Incentive Plan (the “Plan”), both of which are hereby incorporated by reference and together with the Notice constitute one document. This Notice may be signed in counterparts, each of which shall be an original with the same effect as if signatures thereto and hereto were upon the same instrument.

GRANTEE	SIGNET JEWELERS LIMITED

BY:__________________________ [Name]	BY: __________________________ Name: Title:

Signet Jewelers Limited
Amended and Restated 2018 Omnibus Incentive Plan
Performance Based
Restricted Stock Unit Award Agreement

[DATE]

section 1.Grant Of PERFORMANCE BASED Restricted stock unit Award.
(a)Performance Based Restricted Stock Unit Award. The Compensation Committee of the Board of Directors of Signet Jewelers Limited (the “Company”) hereby grants to the Grantee set forth on the applicable Performance Based Restricted Stock Unit Award Notice (the “Notice”) on the date set forth on such Notice (such date, the “Grant Date”), restricted stock units (the “Units”) of the Company, in an amount set forth on the Notice, which represents the maximum number of Tranche 1 Units that may be earned (the “Maximum Achievable Tranche 1 Units”) and Tranche 2 Units that may be earned (the “Maximum Achievable Tranche 2 Units” and together with the Maximum Achievable Tranche 1 Units, the “Maximum Achievable Units”) under this agreement (the “Agreement”), pursuant to the terms and conditions set forth in the Notice, this Agreement and the Amended and Restated Signet Jewelers Limited 2018 Omnibus Incentive Plan (the “Plan”). Also set forth on the Notice is the number of Tranche 1 Units and Tranche 2 Units that may be earned upon achievement of [______]% of the Grantee’s respective performance targets (the “Tranche 1 Target Units”, the “Tranche 2 Target Units” and collectively the “Target Units”), which Tranche 1 Target Units and Tranche 2 Target Units are equal to approximately [_____]% of each of the Maximum Achievable Tranche 1 Units and Maximum Achievable Tranche 2 Units, respectively. Each Unit represents one notional common share, par value USD $0.18 per share, of the Company.
The Company, together with its Affiliates and Subsidiaries, are hereinafter referred to as the “Signet Group.” Capitalized terms not defined herein shall have the same meaning as in the Plan.
(b)No Purchase Price. In lieu of a purchase price, this award is made in consideration of Service previously rendered by the Grantee to the Signet Group.
section 2.Vesting AND FORFEITURE.
(a)Vesting.
(i)All or a portion of the Maximum Achievable Tranche 1 Units may be earned (the “Earned Tranche 1 Units”) based upon the Company’s [_________] target (the “[______ Target]”) for the Plan for the cumulative performance measurement period spanning fiscal years [____] to [____] (the “Performance Measurement Period”). The Earned Tranche 1 Units shall vest as of (and not before) the last day of fiscal year [____] (the “Vesting Date” and the total time period between the Grant Date and the Vesting Date, the “Performance Cycle”), provided that the Grantee continues to provide Service to the Signet Group until the close of business on the Vesting Date. As of the Vesting Date, a percentage of the Tranche 1 Target Units shall vest (the “Tranche 1 Vesting Percentage”) as follows:

[_______] Target Attainment	Tranche 1 Vesting Percentage
[____]% (Tranche 1 Units Maximum Achievable)
[____]% (Tranche 1 Target Units)
[____]%

If the [__________] during the Performance Measurement Period falls between the $[____] and $[____] or $[____] and $[____], then the Tranche 1 Vesting Percentage will be determined by linear interpolation between the two points, as applicable.

(ii)All or a portion of the Maximum Achievable Tranche 2 Units may be earned (the “Earned Tranche 2 Units”) based upon the Company’s [___________] target (the “[_______] Target”) achieved during the Performance Measurement Period, as determined by the Committee in its sole discretion. The Earned Tranche 2 Units shall vest as of

(and not before) the Vesting Date, provided that the Grantee continues to provide Service to the Signet Group until the close of business on the Vesting Date. As of the Vesting Date, a percentage of the Tranche 2 Target Units shall vest (the “Tranche 2 Vesting Percentage”) as follows:

[________] Target Attainment	Tranche 2 Vesting Percentage
[____]% (Tranche 2 Units Maximum Achievable)
[____]% (Tranche 2 Target Units)
[____]%

If the Company’s [___________] during the Performance Measurement Period falls between $[____] and $[____] or $[____] and $[____], then the Tranche 2 Vesting Percentage will be determined by linear interpolation between the two points, as applicable.

Any Units that do not become vested as of the Vesting Date, or if earlier, the Grantee’s termination of Service with the Signet Group for any reason (other than, death, Disability, Retirement or Redundancy), after application of the following sentence and Section 2(b), if applicable, shall be forfeited and canceled immediately without consideration. Upon a termination of the Grantee’s Service with the Signet Group following the [______] anniversary of the Grant Date due to Grantee’s death, Disability, Retirement, or Redundancy, a Pro Rata Portion of each of the Tranche 1 Units and the Tranche 2 Units shall vest as of (A) in the case of death or Disability, the date of termination of Service (subject to actual performance during the Performance Measurement Period in the case of death following the end of the Performance Measurement Period), or (B) in the case of Retirement or Redundancy, as of the Vesting Date, subject to actual performance during the Performance Measurement Period. Notwithstanding the foregoing, the Committee may, in its discretion, accelerate the vesting of all or any portion of the Units upon any termination of Service during the Performance Cycle.
(b)Change of Control. Upon the consummation of a Change of Control, the Committee shall provide for the treatment of Units granted hereunder as provided in subparagraphs (i) or (ii) below:
(i)the CoC Pro Rata Portion (defined below) shall vest as of the date of the Change of Control and any remaining Units granted hereunder that do not vest shall automatically be forfeited for no consideration; or
(ii)the Grantee shall receive a Replacement Award (defined below), which may be this Agreement, modified to reflect the requirements of a Replacement Award, or may be a new award, in which case this Agreement shall be canceled and replaced by such new award.
(c)Termination Protection Agreement (if applicable). Notwithstanding anything to the contrary in this Agreement, if the Grantee is a party to a Termination Protection Agreement with Sterling Jewelers Inc. (the “TPA”) upon the Grantee’s termination of Service, then the TPA shall govern the treatment of the Units upon a termination of the Grantee’s Service, other than upon a termination of the Grantee’s Service (i) by the Company without Cause following a Change of Control, (ii) by reason of Disability (iii) upon Retirement and (iv) upon death.
(d)Definitions. For purposes of this Agreement:
(i)“Business” shall mean the operation of a retail jewelry business that sells to the public jewelry, watches and associated services including through e-commerce.
(ii)“Cause” shall have the meaning set forth in the Grantee’s TPA, employment agreement or other agreement providing for the provision of the Grantee’s Services, if any, in effect at the time such event that would constitute “Cause” occurs or, if no such agreement exists or if there is no definition of “Cause” or like term contained in such agreement, then “Cause” shall mean (i) fraud, embezzlement, gross insubordination on the part of the Grantee or any act of moral turpitude or misconduct (which misconduct adversely affects the business or reputation of any member of the Signet Group) by the Grantee; (ii) conviction of, or the entry of a plea of no contest by, the Grantee for any offence or felony under any state or United States federal law; (iii) a material breach of, or the willful failure or refusal by the Grantee to perform and discharge, his or her duties, responsibilities or obligations under this Agreement and any other agreement relating to the Grantee’s provision of Service to any member of the Signet Group; or (iv) any other misconduct that would constitute cause pursuant to any state or United States federal law.
(iii)“CoC Pro Rata Portion” shall mean the sum of (A) and (B) where (A) is the product (rounded up to the nearest whole Unit) of (1) the Tranche 1 Target Units, (2) a fraction, the numerator of which is the number of calendar days that have elapsed during the Performance Cycle through and including the date of the Change of Control and the denominator of which is the number of calendar days in the Performance Cycle, and (3) the Tranche 1 Vesting Percentage calculated using (x) a pro-rated [__________] Target (calculated by multiplying the [__________] Target described in Section 2(a)(i) by a fraction, the numerator of which is the number of calendar days that have elapsed during the Performance Measurement Period through and including the date of the Change of Control (if such date is on or before the end of the Performance Measurement Period) and the denominator of which is the number of calendar days in the Performance Measurement Period) and (y) the actual [____________] calculated from the beginning of the Performance Measurement Period (i) through and including the date of the Change of Control (or through the end of the Performance Measurement Period if such Change of Control takes place after the expiration of the Performance Measurement Period and before the Vesting Date), and (B) is the product (rounded up to the nearest whole Unit) of (1) the Tranche 2 Target Units, (2) a fraction, the numerator of which is the number of calendar days that have elapsed during the Performance Cycle through and including the date of the Change of Control and the denominator of which is the number of calendar days in the Performance Cycle, and (3) the Tranche 2 Vesting Percentage calculated using (x) a pro-rated [___________] Target (calculated by a fraction, the numerator of which is the number of calendar days that have elapsed during the Performance Measurement Period through and including the date of the Change of Control (if such date is on or before the end of the Performance Measurement Period) and the denominator of which is the number of calendar days in the Performance Measurement Period)) and (y) the actual [____________] calculated from the beginning of the Performance Measurement Period through and including the date of the Change of Control (or through the end of the Performance Measurement Period if such Change of Control takes place after the expiration of the Performance Measurement Period and before the Vesting Date).
(iv)“Disability” shall mean, as reasonably determined by the Committee, physical or mental illness, injury or infirmity which is reasonably likely to prevent and/or prevents the Grantee from performing his or her essential job functions for a period of (A) ninety (90) consecutive calendar days or (B) an aggregate of one hundred twenty (120) calendar days out of any consecutive twelve (12)-month period.
(v) “Pro Rata Portion” shall mean the product (rounded up to the nearest whole Unit) of: (A) the Tranche 1 Target Units and/or Tranche 2 Target Units, as applicable (or, upon a termination of Service due to death following the end of the Performance Measurement Period, Retirement or Redundancy, the number of such Units that would otherwise have vested during the Performance Cycle based on actual performance), and (B) a fraction, the numerator of which shall be the number of calendar days that have elapsed during the Performance Cycle prior to the Grantee’s termination of Service, and the denominator of which shall be the number of calendar days in the Performance Cycle.
(vi) “Redundancy” shall mean a termination of the Grantee’s Service with the Signet Group attributable (as determined by the Committee in its sole discretion) wholly or mainly to the fact that: (A) the Signet Group has ceased or intends to cease to carry on the business for the purpose of which the Grantee was providing Service or to carry on such business in the place in which the Grantee was providing Service, or (B) the requirements of such business for employees to carry out work of a particular kind, or to carry out such work in the place where the Grantee was providing Service, have ceased or diminished or are expected to cease or diminish.
(vii)“Replacement Award” shall mean a restricted stock unit award relating to publicly traded equity securities of the Company (or its successor or Parent following the Change of Control) with a Fair Market Value no less than the Fair Market Value of the sum of (A) the product (rounded up to the nearest whole Unit) of the Tranche 1 Target Units multiplied by the Tranche 1 Vesting Percentage calculated using the formula described in subparagraph (A)(3) of the definition of CoC Pro Rata Portion and (B) the product (rounded up to the nearest whole Unit) of the Tranche 2 Target Units multiplied by the Tranche 2 Vesting Percentage calculated using the formula described in subparagraph (B)(3) of the definition of CoC Pro Rata Portion, which award shall (1) fully vest on the Vesting Date, subject solely to the Grantee’s continued Service through the Vesting Date; provided, however, that such award shall fully vest upon the Grantee’s earlier termination of Service by the Company without Cause, and (2) contain other terms and conditions no less favorable than those of this Agreement; provided, however, that the Grantee shall be eligible for the same Pro Rata Portion vesting upon a termination of Service due to death, Disability, Retirement, or Redundancy during the Performance Cycle as provided in this Agreement (except that a Pro Rata Portion shall not take into account any performance and shall be solely based on the number of days elapsed in the Performance Cycle). Whether an award to the Grantee constitutes a Replacement Award shall be determined by the Committee (as constituted immediately before the Change of Control), in its sole discretion.
(viii)“Retirement” shall mean termination of the Grantee’s Service with the Signet Group on or following the Grantee’s 65th birthday or such earlier date as provided in a written agreement between a member of the Signet Group and the Grantee (excluding such a termination at a time when the Company or any of its Subsidiaries or Affiliates may terminate the Grantee for Cause, as determined by the Committee).
(ix)“Service” has the meaning set out in the Plan and does not include any period beyond the Grantee’s last day of active work, including any period during which the Grantee is in receipt of non-working notice, pay in lieu of notice, severance pay or any other monies on account of the termination of employment (except to the minimum extent required by minimum employment standards laws).
section 3. SETTLEMENT OF UNITS.
(a)Time of Settlement. Subject to the terms of the Plan and this Agreement (to the extent it would not cause a violation of Section 409A (as defined below)), each Unit shall be settled on or within seventy (70) days following the Vesting Date, or, if earlier, (i) in the case of death or Disability, the date of termination of Service, (ii) the Grantee’s termination of Service by the Company without Cause following a Change of Control, or (iii) date on which such Unit vests in the Company’s discretion as provided in the last sentence of Section 2(a); provided, however, that in the event of payment as a result of Section 2(b)(i), such payment may be subject to the terms and conditions of the agreement providing for such Change of Control, so long as such terms and conditions do not cause a violation of Section 409A (defined below). Vested Units shall be converted into an equivalent number of Shares that will be distributed to the Grantee (or the Grantee’s legal representative), unless the Company elects to settle the Vested Units in cash. The Company may at its election either (i) at the time of settlement, issue a certificate representing the Shares subject to this Agreement, or (ii) not issue any certificate representing Shares subject to this Agreement and instead document the Grantee’s interest in the Shares by registering the Shares with the Company's transfer agent (or another custodian selected by the Company) in book-entry form. The Company may provide a reasonable delay in the issuance or delivery of vested Shares as it determines appropriate to address tax withholding and other administrative matters.
(b)Withholding Requirements.  Unless otherwise provided by the Committee, the Company shall have the power and the right to deduct or withhold automatically from any amount deliverable pursuant to settlement of the Units or otherwise, or require Grantee to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the settlement of the Units; provided, further, that with respect to any required withholding, Grantee may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.
section 4.RESTRICTIVE COVENANTS
(a) Confidentiality; Ownership of Developments
(i) In consideration for the receipt of Units pursuant to this Agreement, the Grantee hereby covenants and agrees that during the term of the Grantee’s Service and for all time thereafter, the Grantee shall keep secret and retain in strictest confidence and not divulge, disclose, discuss, copy or otherwise use or suffer to be used in any manner, except in connection with the Business or future business of the Company and/or of any of the Subsidiaries or Affiliates of the Company, any trade secrets, confidential or proprietary information and documents or materials owned, developed or possessed by or for the Company or any of the Subsidiaries or Affiliates of the Company pertaining to the Business or future business of the Company or any of the Subsidiaries or Affiliates of the Company; provided that such information referred to in this Section 4(a) shall not include information that is or has become generally known to the public or the jewelry trade without violation of this Section 4.

(ii) In consideration for the receipt of Units pursuant to this Agreement, the Grantee acknowledges that all developments, including, without limitation, inventions (patentable or otherwise), discoveries, improvements, patents, trade secrets, designs, reports, computer software, flow charts and diagrams, data, documentation, writings and applications thereof (collectively, “Works”) relating to the Business or future business of the Company or any of the Subsidiaries or Affiliates of the Company that, alone or jointly with others, the Grantee may create, make, develop or acquire during the term of Grantee’s Service with the Company or any of its Subsidiaries or Affiliates (collectively, the “Developments”) are works made during the course of employment and shall remain the sole and exclusive property of the Company and its Subsidiaries and Affiliates and the Grantee hereby assigns to the Company all of Grantee’s rights, title and interest in and to all such Developments and Grantee shall take any action reasonably necessary to achieve the foregoing result. Notwithstanding any provision of this Agreement to the contrary, “Developments” shall not include any Works that do not relate to the Business or planned business of the Company or any of the Subsidiaries or Affiliates of the Company.
(iii) The Grantee is hereby notified, in accordance with the Defend Trade Secrets Act of 2016, 18 U.S.C. § 1833(b), that: (i) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; (ii) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (iii) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order.  Notwithstanding anything herein to the contrary, nothing in this Agreement shall: (i) prohibit the Grantee from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of state or federal law or regulation; or (ii) require notification or prior approval by the Company of any reporting described in clause (i).
(iv) The Grantee further understands that this Agreement does not limit the Grantee’s ability to communicate with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”) or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.  This Agreement also does not limit the Grantee’s right to receive an award for information provided to any Government Agency.
(b) Covenants Not to Solicit and Not to Compete. In consideration for the receipt of the Units pursuant to this Agreement, the Grantee hereby covenants and agrees that Grantee shall not, directly or indirectly, without the prior written consent of the Company:
(v) during Grantee’s Service with the Company or any of its Subsidiaries or Affiliates and for a period of one year commencing upon termination of the Grantee’s Service, solicit, entice, persuade or induce any employee, consultant, agent or independent contractor of the Company or of any of the Subsidiaries or Affiliates of the Company to terminate his or her Service with the Company or such Subsidiary or Affiliate, to become employed by any person, firm or corporation other than the Company or such Subsidiary or Affiliate or approach any such employee, consultant, agent or independent contractor for any of the foregoing purposes; or
(vi) during Grantee’s Service with the Company or any of its Subsidiaries or Affiliates and for a period of one year commencing upon termination of the Grantee’s Service, directly or indirectly own, manage, control, invest or participate in any way in, consult with or render services to or for any person or entity (other than for the Company or any of the Subsidiaries or Affiliates of the Company) which is materially engaged in the Business (“materially” meaning deriving more than 25% of its revenue from the sale of jewelry and watches per year as of the applicable date); provided that the Grantee shall be entitled to own up to 1% of any class of outstanding securities of any company whose common stock is listed on a national securities exchange or included for trading on the NASDAQ Stock Market.
(c) Specific Performance. The Grantee acknowledges that the services to be rendered by the Grantee are of a special, unique and extraordinary character and, in connection with such services, the Grantee will have access to confidential information vital to the Business or future business of the Company and the Subsidiaries and Affiliates of the Company. By reason of this, the Grantee consents and agrees that if the Grantee violates any of the provisions of this Section 4, the Company and the Subsidiaries and

Affiliates of the Company would sustain irreparable injury and that monetary damages will not provide adequate remedy to the Company and that the Company shall be entitled to have this Section 4 specifically enforced by any court having equity jurisdiction. Nothing contained herein shall be construed as prohibiting the Company or any of the Subsidiaries or Affiliates of the Company from pursuing any other remedies available to it for such breach or threatened breach, including, without limitation, the recovery of damages from the Grantee without requirements for posting a bond.
(d) Survival. The provisions of this Section 4 shall survive the expiration or termination of this Agreement and the Grantee’s Service, irrespective of the reason for any termination.

section 5.Miscellaneous Provisions.
(a) Securities Laws. The Grantee acknowledges and agrees that any sale or distribution of the Shares issued in settlement of the Units granted pursuant to this Agreement may be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has become effective and is current with regard to the Shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution. The Grantee hereby consents to such action as the Committee deems necessary or appropriate from time to time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this Agreement, including but not limited to placing restrictive legends on certificates or book-entries evidencing Shares issued pursuant to the settlement of the Units granted pursuant to this Agreement and delivering stop transfer instructions to the Company’s stock transfer agent.

(b) Additional Restrictions. The issuance or delivery of any stock certificates or book-entries representing Shares issued pursuant to the settlement of the Units granted pursuant to this Agreement may be postponed by the Committee for such period as may be required to comply with any applicable requirements under the federal, national or state securities laws, any applicable listing requirements of any national securities exchange or national securities association, and any applicable requirements under any other law, rule or regulation applicable to the issuance or delivery of such Shares, and the Company shall not be obligated to deliver any such Shares to the Grantee if either delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority, any national securities exchange or national securities association. All payments or delivery of Shares under this Agreement shall be subject to the written policies of the Board, including any policy relating to the claw back of compensation and the Code for Securities Transactions, as they exist from time to time.

(c) Grantee Undertaking. The Grantee agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Grantee or upon the Units or the Shares issued pursuant to the settlement of the Units granted pursuant to the provisions of this Agreement.

(d) Rights as a Shareholder. Neither the Grantee nor the Grantee’s representative shall have any rights as a shareholder with respect to Units until the Grantee or the Grantee’s representative receives the Shares, if any, issued upon settlement of the Units.

(e) Tenure. Nothing in the Agreement or Plan shall confer upon the Grantee any right to continue in Service with the Signet Group for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or the Signet Group) or of the Grantee, which rights are hereby expressly reserved by each, to terminate his or her Service with the Signet Group at any time and for any reason, with or without Cause.

(f) Notification. Except as permitted by Section 5(m) hereof, any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon receipt following deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company (attention: General Counsel & Corporate Secretary) at its principal executive office and to the Grantee at the address that he or she most recently provided in writing to the Company.

(g) Entire Agreement. Subject to the immediately following sentence, this Agreement, together with the Notice and the Plan (each of which is herein incorporated by reference) and, as applicable, the TPA or any other employment agreement applicable to the Grantee referenced in Section 2(d)(ii) of this Agreement, constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof, provided that they shall not supersede any other agreement containing restrictive covenants to which the Grantee is party. In the event that the terms of this Agreement and the Plan are in conflict, the terms of the Plan shall govern.

(h) Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(i) Successors and Assigns; No Transfer. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Grantee, the Grantee’s assigns and the legal representatives, heirs and legatees of the Grantee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof. The Units shall not be transferable or assignable by the Grantee except in the event of his or her death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(j) Adjustment of Award. Any adjustments to the Units issued pursuant to this Agreement (or the Shares underlying such Units) shall be made in accordance with the terms of the Plan.

(k) Governing Law. This Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Agreement to the substantive law of another jurisdiction.

(l) Compliance with Section 409A of the Code. The Company intends that the Units be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties as a result of the payments. Notwithstanding the Company’s intention, in the event the Units are subject to Section 409A, the Committee may, in its sole discretion, take the actions described in Section 12.1 of the Plan. Notwithstanding any contrary provision in the Plan or this Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Agreement to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid on the date that immediately follows the end of such six-month period or as soon as administratively practicable thereafter. A termination of Service shall not be deemed to have occurred for purposes of any provision of the Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of Service, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Agreement relating to any such payments or benefits, references to a “termination,” “termination of Service” or like terms shall mean “separation from service.”

(m) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to any awards granted under the Plan by electronic means or to request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.